Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2015 Stock Incentive and Equity Compensation Plan of our report dated April 1, 2015, with respect to the consolidated financial statements of Paramount Gold Nevada Corp. for the year ended June 30, 2014, included in its Registration Statement on Form S-1, as amended (File No. 333-201431), filed with the Securities and Exchange Commission.

Yours truly,

MNP LLP

Vancouver, Canada June 17, 2015